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EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 10, 1999, included in this Form 10-K, into Mercury Finance Company's previously filed Form S-8 Registration Statement File Nos. 33-28513 and 33-28693 and Form S-8 Registration Statement dated June 26, 1989 and Form S-8A dated July 6, 1989.

                                             /s/ Arthur Andersen LLP

Chicago, Illinois
March 19, 1999